                                                                    Exhibit 23.3

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                             /s/ Arthur Andersen LLP
                                             -------------------------
                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
September 3, 1998